Exhibit 99.1

IDT Corporation Reports Third Quarter 2025 Results

Gross Profit +15% Year-over-Year to $112 MM; Record Gross Profit Margin of 37.1%

Income from Operations +133% to $27 MM; Adjusted EBITDA +57% to $32 MM

GAAP EPS Increased to $0.86 from $0.22; Non-GAAP EPS Increased to $0.90 from $0.38

NEWARK, NJ — June 5, 2025: IDT Corporation (NYSE: IDT), a global provider of fintech, cloud communications, and traditional communications solutions, today reported results for its third quarter fiscal year 2025, the three months ended April 30, 2025.

THIRD QUARTER HIGHLIGHTS

(Throughout this release, unless otherwise noted, results for the third quarter of fiscal year 2025 (3Q25) are compared to the third quarter of fiscal year 2024 (3Q24). All earnings per share (EPS) and other ‘per share’ results are per diluted share.)

●	Key Businesses / Segments

○	NRS

■	Recurring revenue: +23% to $29.4 million;
■	Income from operations: +29% to $6.2 million;
■	Adjusted EBITDA: +29% to $7.2 million;
■	‘Rule of 40’ score: 49;

○	BOSS Money / Fintech segment

■	BOSS Money transactions: +27% to 6.0 million;
■	BOSS Money revenue: +25% to $34.4 million;
■	Fintech segment gross profit: +31% to $22.6 million;
■	Fintech segment income from operations: +$4.9 million, to $4.3 million;
■	Fintech segment Adjusted EBITDA: +$4.8 million, to $5.0 million;

○	net2phone

■	Subscription revenue: +7% to $21.5 million (+11% on a constant currency basis);
■	Income from operations: +188% to $1.4 million;
■	Adjusted EBITDA: +50% to $3.2 million;

○	Traditional Communications

■	Gross profit: +5% to $43.4 million;
■	Income from operations: +39% to $17.3 million;
■	Adjusted EBITDA: +30% to $19.3 million;

●	IDT Consolidated

○	Revenue: +1% to $302.0 million;
○	Gross profit (GP) / margin: GP +15% to $112.0 million; GP margin +470 bps to 37.1%;
○	Income from operations: +133% to $26.6 million;
○	GAAP EPS: Increased to $0.86 from $0.22;
○	Non-GAAP EPS: Increased to $0.90 from $0.38;
○	Adjusted EBITDA: +57% to $32.2 million;
○	CapEx: +14% to $5.4 million.

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REMARKS BY SHMUEL JONAS, CEO

IDT’s third quarter was solid, with strong year-over-year gains, while slightly softer than our second quarter in part because of expected seasonal factors. Year-over-year revenue growth, and continued expansion of each of our business segments’ bottom-line results, drove a 133% year-over-year increase in consolidated income from operations, a 57% increase in consolidated Adjusted EBITDA, and a 290% increase in EPS.

At NRS, recurring revenue increased 23% year-over-year, powered by a 37% revenue increase from NRS’ largest vertical, Merchant Services, and a 33% increase in SaaS Fees, which more than offset a 12% decrease in Advertising & Data revenue. Income from operations and Adjusted EBITDA were both up by 29% year-over-year, and the business has generated a record $32 million in Adjusted EBITDA over the past twelve months.

Looking ahead, we continue to focus on developing new offerings that leverage the NRS platform to enable retailers to compete more effectively with large retail chains. For instance, independent neighborhood retailers have not yet meaningfully benefitted from the consumer shift to online ordering and delivery. We are working to change that by integrating our network with online ordering and delivery platforms, enabling retailers on the NRS network to provide hyper-fast local delivery of sundries and prepared foods. The 100 or so retailers we have signed up so far are already receiving, in aggregate, over 2000 delivery orders a week.

BOSS Money, our remittance platform, increased transactions by 27% and revenue by 25%. The growth rates have been impacted by the deliberate shift we made last summer to prioritize gross profit per transaction in our retail channel rather than market share, and by a recent shift in customer preferences toward larger send amounts per remittance through fewer transactions. The Fintech segment, which includes BOSS Money and early stage fintech initiatives, generated over $5 million in Adjusted EBITDA – compared to $244 thousand in the year ago quarter. Looking ahead, Boss Money is working on initiatives to drive sustained long-term growth and innovations that reduce cross border friction and increase profitability.

net2phone continued its steady progress with balanced growth in the U.S., Brazil, and Mexico. The team has done a great job growing its business while holding the line on overhead. net2phone’s Adjusted EBITDA margin reached 15% in 3Q25. net2phone began to offer its AI Agents this quarter and customers are already seeing the benefits, including enhanced efficiency. Even as we deploy AI Agents refined for specific market verticals, we are preparing to launch another AI-powered service which internally we refer to as ‘Coach.’ We think that it will be very successful.

In our Traditional Communications segment, income from operations and Adjusted EBITDA both jumped by over 30% year-over-year to $17.3 million and $19.3 million, respectively, underscoring that this segment continues to be a long-term cash generator.

I want to wrap up by thanking the millions of customers who put some of their hard-earned wages to work through our BOSS offerings, and the business customers around the world who rely on us to enhance their businesses and communications. Our ability to provide these services depends on the dedication of our employees who have been executing and innovating on so many fronts, and on our stockholders who entrust us with their capital. I am grateful for your continued patronage and support.

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(This release discloses certain Non-GAAP financial measures (Adjusted EBITDA, Non-GAAP EPS and NRS ‘Rule of 40’) as well as certain Key Performance Metrics (net2phone subscription revenue, netphone constant currency subscription revenue growth rate, net2phone operating margin, net2phone Adjusted EBITDA margin, NRS Monthly Average Recurring Revenue, and BOSS Money transactions and digital send volume). Please see the explanations of those measures and metrics, the reasons for their inclusion and reconciliations at the end of this release.)

3Q25 RESULTS BY SEGMENT

National Retail Solutions (NRS)

National Retail Solutions (NRS)

(Terminals and accounts at end of period. $ in millions, except for average revenue per terminal)

	3Q25	2Q25	3Q24	3Q25-3Q24 (% Δ)
Terminals and payment processing accounts
Active POS terminals	35,600	34,800	30,300	+17.6%
Payment processing accounts	25,500	23,900	19,500	+31.1%

Recurring revenue
Merchant Services & Other	$19.7	$18.1	$14.4	+37.3%
Advertising & Data	$5.9	$10.0	$6.7	(12.3)%
SaaS Fees	$3.9	$3.5	$2.9	+32.8%
Total recurring revenue	$29.4	$31.6	$24.0	+22.9%
POS terminal sales	$1.7	$1.3	$1.8	(2.9)%
Total revenue	$31.1	$33.0	$25.7	+21.1%

Monthly average recurring revenue per terminal	$279	$310	$271	+3.0%

Gross profit	$28.4	$30.3	$22.1	+28.4%
Gross profit margin	91.3%	91.8%	86.1%	+520	bps
Technology & development	$2.3	$2.2	$1.7	+32.5%
SG&A	$20.0	$19.0	$15.7	+27.8%
Income from operations	$6.2	$9.1	$4.8	+29.3%
Adjusted EBITDA	$7.2	$10.1	$5.6	+28.6%
CapEx	$1.9	$0.9	$0.9	+115.2%

NRS Take-Aways / Updates:

●	NRS added approximately 900 net active terminals and approximately 1,600 net payment processing accounts during 3Q25. As mentioned in the prior quarter’s earnings release, net active terminal additions for 3Q25 included churn of approximately 300 terminals operating in seasonal stores.

●	The 37% year-over-year increase in Merchant Services & Other revenue was driven by the increase in payment processing accounts, and by higher merchant services revenue per account, reflecting in part the ongoing, gradual migration of customer payment preference from cash to credit and debit cards.

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●	NRS Advertising & Data revenue declined 12.3% year-over-year due to NRS’ decision to slow sales to one large programmatic partner in order to limit potential bad debt risk exposure. NRS’ direct channel advertising sales, as well as sales to other programmatic partners, remained robust.

●	NRS has begun rolling out the first of several planned integrations of its POS platform with leading online ordering and delivery services. The first integration, with DoorDash, went live this quarter.

Fintech

Fintech

(Transactions and $s in millions, except for average revenue per transaction)

	3Q25	2Q25	3Q24	3Q25-3Q24 (% Δ, $)
BOSS Money transactions	6.0	5.7	4.7	+27.0%

Fintech Revenue
BOSS Money	$34.4	$33.5	$27.6	+24.7%
Other	$4.2	$3.3	$3.9	+7.0%
Total Revenue	$38.6	$36.8	$31.5	+22.5%

Gross profit	$22.6	$21.7	$17.3	+30.6%
Gross profit margin	58.5%	58.9%	54.9%	+360	bps
Technology & development	$2.2	$2.3	$2.5	(11.9)%
SG&A	$16.0	$16.3	$15.3	+5.2%
Income (loss) from operations	$4.3	$3.1	$(0.6)	+$4.9
Adjusted EBITDA	$5.0	$3.9	$0.2	+$4.8
CapEx	$0.8	$0.8	$1.0	(19.8)%

Fintech Take-Aways:

●	The 27% increase in BOSS Money transactions comprised a 32% year-over-year increase in digital channel transactions and an 8% increase in retail channel transactions.

●	BOSS Money revenue increased 25% year-over-year driven by a 31% increase in digital channel revenue.

●	Digital channel send volume, or the amount of principal transferred by BOSS Money customers using the BOSS Money and BOSS Revolution apps, grew 40% year-over-year as customers increased their amount sent per transaction while reducing the frequency of transactions. BOSS Money is testing strategies to optimize pricing given this recent dynamic.

●	The robust increases in the Fintech segment’s income from operations and Adjusted EBITDA were driven primarily by BOSS Money revenue and gross margin growth, coupled with improved operating leverage as BOSS Money continues to scale.

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net2phone

net2phone

(Seats in thousands at end of period. $ in millions)

	3Q25	2Q25	3Q24	3Q25-3Q24 (% Δ)
Seats	415	410	384	+7.9%

Revenue
Subscription revenue	$21.5	$21.0	$20.0	+7.4%
Other revenue	$0.5	$0.5	$0.6	(25.9)%
Total Revenue	$22.0	$21.5	$20.7	+6.4%

Gross profit	$17.5	$17.0	$16.4	+6.9%
Gross profit margin	79.6%	79.2%	79.2%	+40	bps
Technology & development	$2.9	$2.8	$2.8	+4.8%
SG&A	$13.0	$13.0	$13.0	(0.3)%
Income from operations	$1.4	$1.1	$0.5	+188%
Adjusted EBITDA	$3.2	$2.9	$2.1	+50.2%
CapEx	$1.4	$1.8	$1.6	(12.5)%

net2phone Take-Aways:

●	The 8% year over year increase in total seats served was powered by continued expansion in key markets led by the U.S., Brazil, and Mexico. CCaaS seats served, which generate significantly higher revenue and margin per seat, increased by 9% year-over year.

●	Subscription revenue increased by 7% year-over-year. The increase was tempered by the FX impact of a strengthened U.S. dollar versus local currencies in Latin America. On a constant currency basis, subscription revenue increased by 11% year over year, significantly higher than its rate of seat growth, as net2phone focuses on increasing ARPU.

●	Income from operations increased 188% and Adjusted EBITDA increased 50% year-over-year, as operating margin increased to 6% from 2%, and Adjusted EBITDA margin increased to 15% from 10% in 3Q24.

●	In 3Q25, net2phone began to deploy AI Agents, scalable virtual assistants providing exceptional customer experiences across sales, support, and administrative tasks. AI Agents have the potential to become significant revenue growth drivers in the coming quarters.

●	net2phone is also preparing to launch an AI-powered offering that analyzes interactions to deliver real-time insights and personalized coaching for optimized performance.

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Traditional Communications

Traditional Communications

($ in millions)

	3Q25	2Q25	3Q24	3Q25-3Q24 (% Δ)
Revenue
IDT Digital Payments	$102.6	$101.6	$101.6	+1.0%
BOSS Revolution	$51.7	$53.3	$63.2	(18.1)%
IDT Global	$50.0	$51.3	$50.1	(0.0)%
Other	$5.9	$5.8	$6.9	(14.9)%
Total Revenue	$210.2	$212.0	$221.7	(5.2)%

Gross profit	$43.4	$43.1	$41.2	+5.3%
Gross profit margin	20.7%	20.3%	18.6%	+210	bps
Technology & development	$5.4	$5.4	$5.6	(4.3)%
SG&A	$20.5	$19.4	$22.7	(9.5)%
Income from operations	$17.3	$18.1	$12.5	39.2%
Adjusted EBITDA	$19.3	$20.2	$14.9	30.1%
CapEx	$1.3	$1.2	$1.2	+5.6%

Traditional Communications Take-Aways:

●	Even as revenue decreased continuing an expected trend, gross profit increased year over year and sequentially.

●	Income from operations and Adjusted EBITDA benefitted from the growth in gross profit and the reduction in SG&A expense.

OTHER FINANCIAL RESULTS

Consolidated results for all periods presented include corporate overhead. In 3Q25, Corporate G&A expense increased to $2.7 million from $2.3 million in 3Q24.

As of April 30, 2025, IDT held $223.8 million in cash, cash equivalents, debt securities, and current equity investments. Also at April 30, 2025, current assets totaled $498.3 million and current liabilities totaled $287.2 million. The Company had no outstanding debt at the quarter end.

Net cash provided by operating activities was $75.7 million in 3Q25 compared to $9.5 million in 3Q24. Exclusive of changes in customer funds deposits at IDT’s Fintech segment, net cash provided by operating activities was $66.1 million in 3Q25 compared to $8.2 million in 3Q24. The large, year-over-year increase in cash reflects, for the most part, the timing of disbursement prefunding payments made by IDT to cover anticipated BOSS Money weekly remittance activity.

Capital expenditures increased to $5.4 million in 3Q25 from $4.7 million in 3Q24.

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DIVIDEND

The Board of Directors of IDT Corporation has approved payment of a quarterly dividend of $0.06 on IDT’s Class A and Class B Common stock. Payment will be made on June 18, 2025 to stockholders of record at the close of business on June 9th.

IDT EARNINGS ANNOUNCEMENT INFORMATION

This release is available for download in the “Investors & Media” section of the IDT Corporation website (https://www.idt.net/investors-and-media) and has been filed on a current report (Form 8-K) with the SEC.

IDT will host an earnings conference call beginning at 5:00 PM Eastern today with management’s discussion of results followed by Q&A with investors. To listen to the call and participate in the Q&A, dial 1-888-506-0062 (toll-free from the U.S.) or 1-973-528-0011 (international) and provide the following access code: 491722.

A replay of the conference call will be available approximately three hours after the call concludes through June 19, 2025. To access the call replay, dial 1-877-481-4010 (toll-free from the U.S.) or 1-919-882-2331 (international) and provide this replay passcode: 52353. The replay will also be accessible via streaming audio at the IDT investor relations website.

ABOUT IDT CORPORATION

IDT Corporation (NYSE: IDT) is a global provider of fintech and communications solutions through a portfolio of synergistic businesses: National Retail Solutions (NRS), through its point-of-sale (POS) platform, enables independent retailers to operate more effectively while providing advertisers and marketers with unprecedented reach into underserved consumer markets; BOSS Money facilitates innovative international remittances and fintech payments solutions; net2phone provides enterprises and organizations with intelligently integrated cloud communications and contact center services across channels and devices; IDT Digital Payments and the BOSS Revolution calling service make sharing prepaid products and services and speaking with friends and family around the world convenient and reliable; and, IDT Global and IDT Express enable communications services to provision and manage international voice and SMS messaging.

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks and should be consulted along with this release. To the extent permitted under applicable law, IDT assumes no obligation to update any forward-looking statements.

CONTACT

IDT Corporation Investor Relations

Bill Ulrey

william.ulrey@idt.net

973-438-3838

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IDT CORPORATION

CONSOLIDATED BALANCE SHEETS

	April 30, 2025	July 31, 2024
	(Unaudited)
	(in thousands, except per share data)
Assets
Current assets:
Cash and cash equivalents	$199,948	$164,557
Restricted cash and cash equivalents	123,129	90,899
Debt securities	18,683	23,438
Equity investments	5,187	5,009
Trade accounts receivable, net of allowance for credit losses of $8,416 at April 30, 2025 and $6,352 at July 31, 2024	43,084	42,215
Settlement assets, net of reserve of $1,869 at April 30, 2025 and $1,866 at July 31, 2024	25,160	22,186
Disbursement prefunding	43,381	30,736
Prepaid expenses	13,837	17,558
Other current assets	25,865	25,927
Total current assets	498,274	422,525
Property, plant, and equipment, net	38,980	38,652
Goodwill	26,454	26,288
Other intangibles, net	5,372	6,285
Equity investments	6,904	6,518
Operating lease right-of-use assets	2,013	3,273
Deferred income tax assets, net	16,106	35,008
Other assets	6,805	11,546
Total assets	$600,908	$550,095

Liabilities, redeemable noncontrolling interest, and equity
Current liabilities:
Trade accounts payable	$17,250	$24,773
Accrued expenses	91,408	103,176
Deferred revenue	27,513	30,364
Customer funds deposits	121,765	91,893
Settlement liabilities	14,105	12,764
Other current liabilities	15,121	16,374
Total current liabilities	287,162	279,344
Operating lease liabilities	1,213	1,533
Other liabilities	1,682	2,662
Total liabilities	290,057	283,539
Commitments and contingencies
Redeemable noncontrolling interest	11,357	10,901
Equity:
IDT Corporation stockholders’ equity:
Preferred stock, $.01 par value; authorized shares—10,000; no shares issued	—	—
Class A common stock, $.01 par value; authorized shares—35,000; 3,272 shares issued and 1,574 shares outstanding at April 30, 2025 and July 31, 2024	33	33
Class B common stock, $.01 par value; authorized shares—200,000; 28,528 and 28,177 shares issued and 23,656 and 23,684 shares outstanding at April 30, 2025 and July 31, 2024, respectively	285	282
Additional paid-in capital	307,757	303,510
Treasury stock, at cost, consisting of 1,698 and 1,698 shares of Class A common stock and 4,872 and 4,493 shares of Class B common stock at April 30, 2025 and July 31, 2024, respectively	(143,853)	(126,080)
Accumulated other comprehensive loss	(19,812)	(18,142)
Retained earnings	141,753	86,580
Total IDT Corporation stockholders’ equity	286,163	246,183
Noncontrolling interests	13,331	9,472
Total equity	299,494	255,655
Total liabilities, redeemable noncontrolling interest, and equity	$600,908	$550,095

8

IDT CORPORATION

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2025	2024	2025	2024
	(in thousands, except per share data)

Revenues	$301,985	$299,643	$914,901	$896,946
Direct cost of revenues	190,023	202,599	583,201	608,982
Gross profit	111,962	97,044	331,700	287,964
Operating expenses:
Selling, general and administrative (i)	72,267	68,962	214,039	200,685
Technology and development (i)	12,744	12,640	38,115	37,975
Severance	190	779	600	1,648
Other operating expense, net	175	3,231	403	3,041
Total operating expenses	85,376	85,612	253,157	243,349
Income from operations	26,586	11,432	78,543	44,615
Interest income, net	1,566	1,162	4,347	3,201
Other income (expense), net	2,608	(3,273)	2,533	(6,326)
Income before income taxes	30,760	9,321	85,423	41,490
Provision for income taxes	(7,798)	(2,979)	(21,766)	(10,918)
Net income	22,962	6,342	63,657	30,572
Net income attributable to noncontrolling interests	(1,270)	(791)	(4,448)	(2,937)
Net income attributable to IDT Corporation	$21,692	$5,551	$59,209	$27,635
Earnings per share attributable to IDT Corporation common stockholders:
Basic	$0.86	$0.22	$2.35	$1.10
Diluted	$0.86	$0.22	$2.34	$1.09
Weighted-average number of shares used in calculation of earnings per share:
Basic	25,165	25,345	25,177	25,233
Diluted	25,249	25,516	25,312	25,380

(i) Stock-based compensation included in total operating expenses	$946	$2,118	$2,720	$5,375

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IDT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended April 30,
	2025	2024
	(in thousands)
Operating activities
Net income	$63,657	$30,572
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,702	15,256
Deferred income taxes	18,902	8,830
Provision for credit losses, doubtful accounts receivable, and reserve for settlement assets	4,465	3,010
Stock-based compensation	2,720	5,375
Other	1,735	4,065
Change in assets and liabilities:
Trade accounts receivable	(4,649)	(9,000)
Settlement assets, disbursement prefunding, prepaid expenses, other current assets, and other assets	(8,932)	6,797
Trade accounts payable, accrued expenses, settlement liabilities, other current liabilities, and other liabilities	(19,486)	(10,467)
Customer funds deposits	25,327	1,243
Deferred revenue	(3,382)	(2,903)
Net cash provided by operating activities	96,059	52,778
Investing activities
Capital expenditures	(15,507)	(13,621)
Purchase of convertible preferred stock in equity method investment	(926)	(1,513)
Purchases of debt securities and equity investments	(29,083)	(27,593)
Proceeds from maturities and sales of debt securities and redemptions of equity investments	35,005	41,527
Net cash used in investing activities	(10,511)	(1,200)
Financing activities
Dividends paid	(4,036)	(1,269)
Distributions to noncontrolling interests	(100)	(62)
Proceeds from borrowings under revolving credit facility	24,551	32,864
Repayment of borrowings under revolving credit facility.	(24,551)	(32,864)
Purchase of restricted shares of net2phone common stock	—	(3,558)
Proceeds from exercise of stock options	—	172
Repurchases of Class B common stock	(17,773)	(7,207)
Net cash used in financing activities	(21,909)	(11,924)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash and cash equivalents	3,982	(5,632)
Net increase in cash, cash equivalents, and restricted cash and cash equivalents	67,621	34,022
Cash, cash equivalents, and restricted cash and cash equivalents at beginning of period	255,456	198,823
Cash, cash equivalents, and restricted cash and cash equivalents at end of period	$323,077	$232,845

Supplemental schedule of non-cash financing activities
Shares of the Company’s Class B common stock issued to executive officers for bonus payments	$1,824	$1,495
Value of the Company’s Class B common stock exchanged for National Retail Solutions shares	$442	$6,254
Shares of the Company’s Class B common stock issued for business acquisition	$—	$100

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Reconciliation of Non-GAAP Financial Measures for the Third Quarter Fiscal 2025 and 2024

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States of America (GAAP), IDT also disclosed (a) Adjusted EBITDA for 3Q25, 2Q25, and 3Q24, (b) non-GAAP earnings per diluted share (Non-GAAP EPS) for 3Q25 and 3Q24, and (c) NRS’ and Fintech segment’s ‘Rule of 40’ score for 3Q25. These are non-GAAP financial measures intended to provide useful information that supplements IDT’s or the relevant segment’s results in accordance with GAAP. The following explains these terms and their respective reconciliations to the most directly comparable GAAP measures.

Generally, a non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

IDT’s measure of Non-GAAP EPS is calculated by dividing non-GAAP net income by the diluted weighted-average shares. IDT’s measure of non-GAAP net income starts with net income attributable to IDT in accordance with GAAP and adds severance expense, stock-based compensation, and other operating expenses, and deducts other operating gains. These additions and subtractions are non-cash and/or non-routine items in the relevant fiscal 2025 and fiscal 2024 periods.

Management believes that IDT’s Adjusted EBITDA and Non-GAAP EPS are measures which provide useful information to both management and investors by excluding certain expenses and non-routine gains and losses that may not be indicative of IDT’s or the relevant segment’s core operating results. Management uses Adjusted EBITDA, among other measures, as a relevant indicator of core operational strengths in its financial and operational decision making. In addition, management uses Adjusted EBITDA and Non-GAAP EPS to evaluate operating performance in relation to IDT’s competitors. Disclosure of these financial measures may be useful to investors in evaluating performance and allow for greater transparency of the underlying supplemental information used by management in its financial and operational decision-making. In addition, IDT has historically reported similar financial measures and believes such measures are commonly used by readers of financial information in assessing performance, therefore the inclusion of comparative numbers provides consistency in financial reporting.

Management refers to Adjusted EBITDA, as well as the GAAP measures income (loss) from operations and net income, on a segment and/or consolidated level to facilitate internal and external comparisons to the segments’ and IDT’s historical operating results, in making operating decisions, for budget and planning purposes, and to form the basis upon which management is compensated.

While depreciation and amortization are considered operating costs under GAAP, these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or capitalized in prior periods. IDT’s Adjusted EBITDA, which is exclusive of depreciation and amortization, is a useful indicator of its current performance.

Severance expense is excluded from the calculation of Adjusted EBITDA and Non-GAAP EPS. Severance expense is reflective of decisions made by management in each period regarding the aspects of IDT’s and its segments’ businesses to be focused on in light of changing market realities and other factors. While there may be similar charges in other periods, the nature and magnitude of these charges can fluctuate markedly and do not reflect the performance of IDT’s core and continuing operations.

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Other operating expense, net, which is a component of income (loss) from operations, is excluded from the calculation of Adjusted EBITDA and Non-GAAP EPS. Other operating expense, net in 3Q25, 2Q25, and 3Q24 primarily includes legal fees related to Straight Path Communications Inc.’s stockholders’ class action and equipment write-offs. From time-to-time, IDT may have gains or incur costs related to non-routine legal, tax, and other matters, however, these various items generally do not occur each quarter. IDT believes the gain and losses from these non-routine matters are not components of IDT’s or the relevant segment’s core operating results.

Stock-based compensation recognized by IDT and other companies may not be comparable because of the variety of types of awards as well as the various valuation methodologies and subjective assumptions that are permitted under GAAP. Stock-based compensation is excluded from IDT’s calculation of Non-GAAP EPS because management believes this allows investors to make more meaningful comparisons of the operating results per share of IDT’s core business with the results of other companies. However, stock-based compensation will continue to be a significant expense for IDT for the foreseeable future and an important part of employees’ compensation that impacts their performance.

Adjusted EBITDA and Non-GAAP EPS should be considered in addition to, not as a substitute for, or superior to, income (loss) from operations, cash flow from operating activities, net income, basic and diluted earnings per share or other measures of liquidity and financial performance prepared in accordance with GAAP. In addition, IDT’s measurements of Adjusted EBITDA and Non-GAAP EPS may not be comparable to similarly titled measures reported by other companies.

The ‘Rule of 40’ score is a metric used to evaluate the performance of SaaS providers. It postulates that a SaaS provider’s revenue growth rate plus its EBITDA margin should equal or exceed 40 percent. The ‘Rule of 40’ is typically used to assess a company’s balance between growth and profitability. A total of over 40 is thought to indicate a healthy combination of expansion and financial stability, making it a useful tool for management and investors to gauge the potential for long-term success and make informed decisions about resource allocation and business strategy.

NRS’ ‘Rule of 40’ score is computed by adding (a) the growth rate of NRS’ recurring revenue for the relevant period compared to the corresponding year ago period to (b) NRS’ Adjusted EBITDA margin for the twelve month period through the end of the current period. NRS’ recurring revenue is calculated by subtracting NRS’ revenue from POS terminal sales from its total GAAP revenue. Adjusted EBITDA is a non-GAAP measure as discussed above. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by GAAP revenue for the relevant period.

Following are reconciliations of Adjusted EBITDA and Non-GAAP EPS to the most directly comparable GAAP measure, which are, (a) for Adjusted EBITDA, (i) income (loss) from operations for IDT’s reportable segments and (ii) net income for IDT on a consolidated basis, and (b) for Non-GAAP EPS, diluted earnings per share. Also following is NRS’ ‘Rule of 40’ score computation including the reconciliation of NRS’ Adjusted EBITDA to the most directly comparable GAAP measure, NRS’ income from operations.

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IDT Corporation

Reconciliation of Net Income to Adjusted EBITDA

(unaudited) in millions. Figures may not foot or cross-foot due to rounding to millions

	Total IDT Corporation	Traditional Communica-tions	net2phone	NRS	Fintech	Corporate
Three Months Ended April 30, 2025 (3Q25)
Net income attributable to IDT Corporation	$21.7
Adjustments:
Net income attributable to noncontrolling interests	1.3
Net income	23.0
Provision for income taxes	7.8
Income before income taxes	30.8
Interest income, net	(1.6)
Other income, net	(2.6)
Income (loss) from operations	26.6	$17.3	$1.4	$6.2	$4.3	$(2.6)
Depreciation and amortization	5.2	1.9	1.6	1.0	0.7	-
Other operating expense, net	0.2	-	0.2	-	-	-
Severance expense	0.2	0.2	-	-	-	-
Adjusted EBITDA	$32.2	$19.3	$3.2	$7.2	$5.0	$(2.6)

	Total IDT Corporation	Traditional Communica-tions	net2phone	NRS	Fintech	Corporate
Three Months Ended January 31, 2025 (2Q25)
Net income attributable to IDT Corporation	$20.3
Adjustments:
Net income attributable to noncontrolling interests	1.9
Net income	22.2
Provision for income taxes	7.7
Income before income taxes	29.9
Interest income, net	(1.4)
Other income, net	(0.2)
Income (loss) from operations	28.3	$18.1	$1.1	$9.1	$3.1	$(3.1)
Depreciation and amortization	5.2	1.9	1.6	1.0	0.8	-
Other operating expense, net	0.2	-	0.2	-	-	-
Severance expense	0.2	0.2	-	-	-	-
Adjusted EBITDA	$34.0	$20.2	$2.9	$10.1	$3.9	$(3.1)

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IDT Corporation

Reconciliation of Net Income to Adjusted EBITDA

(unaudited) in millions. Figures may not foot or cross-foot due to rounding to millions

	Total IDT Corporation	Traditional Communica-tions	net2phone	NRS	Fintech	Corporate
Three Months Ended April 30, 2024 (3Q24)
Net income attributable to IDT Corporation	$5.6
Adjustments:
Net income attributable to noncontrolling interests	0.8
Net income	6.3
Provision for income taxes	3.0
Income before income taxes	9.3
Interest income, net	(1.2)
Other expense, net	3.3
Income (loss) from operations	11.4	$12.5	$0.5	$4.8	$(0.6)	$(5.7)
Depreciation and amortization	5.1	2.0	1.6	0.8	0.7	-
Severance expense	0.8	0.4	0.1	-	-	0.3
Other operating expense, net	3.2	-	-	-	0.1	3.2
Adjusted EBITDA	$20.6	$14.9	$2.1	$5.6	$0.2	$(2.3)

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IDT Corporation

Reconciliation of Earnings per share to Non-GAAP EPS

(unaudited) in millions, except per share data. Figures may not foot due to rounding to millions.

	3Q25	3Q24

Net income attributable to IDT Corporation	$21.7	$5.6
Adjustments (add) subtract:
Stock-based compensation	(0.9)	(2.1)
Severance expense	(0.2)	(0.8)
Other operating expense, net	(0.2)	(3.2)
Total adjustments	(1.3)	(6.1)
Income tax effect of total adjustments	(0.3)	(2.0)
	1.0	4.1
Non-GAAP net income	$22.7	$9.7

Earnings per share:
Basic	$0.86	$0.22
Total adjustments	0.04	0.16
Non-GAAP - basic	$0.90	$0.38

Weighted-average number of shares used in calculation of basic earnings per share	25.2	25.3

Diluted	$0.86	$0.22
Total adjustments	0.04	0.16
Non-GAAP - diluted	$0.90	$0.38

Weighted-average number of shares used in calculation of diluted earnings per share	25.2	25.5

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IDT Corporation

NRS’ ‘Rule of 40’ Score

For 3Q25

(unaudited) in millions. Figures may not foot due to rounding to millions.

	4Q24	1Q25	2Q25	3Q25	Trailing Twelve Months (TTM) 3Q25

Reconciliation of NRS’ Income from Operations to Adjusted EBITDA

Income from operations	$6.0	$6.6	$9.1	$6.2	$28.0
Depreciation and amortization	0.9	1.0	1.0	1.0	3.9
Other operating expense, net	0.2	-	-	-	0.2
Adjusted EBITDA	$7.1	$7.6	$10.1	$7.2	$32.0

	3Q25	3Q24

NRS’ ‘Rule of 40’ Score

NRS recurring revenue	$29.4	$24.0
NRS other revenue	1.7	1.8
NRS total revenue	$31.1	$25.7

NRS recurring revenue growth rate	23%

NRS TTM Adjusted EBITDA from above	$32.0
NRS TTM total revenue	122.7
NRS TTM Adjusted EBITDA margin	26%

Rule of 40	49%

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Explanation of Key Performance Metrics

net2phone’s subscription revenue is calculated by subtracting net2phone’s equipment revenue and revenue generated by a legacy SIP trunking offering in Brazil from its revenue in accordance with GAAP. net2phone’s cloud communications and contact center offerings are priced on a per-seat basis, with customers paying based on the number of users in their organization. The number of seats served and subscription revenue trends and comparisons between periods are used in the analysis of net2phone’s revenues and direct cost of revenues and are strong indications of the top-line growth and performance of the business.

Constant currency as it relates to revenue provides a framework for assessing net2phone’s performance that excludes the effect of foreign currency rate fluctuations. To determine net2phone’s subscription revenue growth on a constant currency basis, current period revenues from entities reporting in currencies other than U.S. Dollars (USD) were converted to USD at the average monthly exchange rates in effect during the prior fiscal year’s comparative period instead of the average monthly exchange rates in effect during the current period.

net2phone’s operating margin is calculated by dividing GAAP income from operations by GAAP revenue for the period indicated. Operating margin measures the percentage that each dollar of revenue contributes to profitability. Operating margin is useful for evaluating current period profitability relative to sales, for comparisons to prior period performance, for forecasting future income from operations levels based on projected levels of sales, and for comparing net2phone’s relative profitability to its competitors and peers.

net2phone’s Adjusted EBITDA margin is calculated by dividing net2phone’s Adjusted EBITDA, a Non-GAAP measure, by net2phone’s GAAP revenue for the comparable quarter or period. Adjusted EBITDA margin measures the percentage that each dollar of revenue contributes to profitability before interest, taxes, depreciation and amortization, and other adjustments as described in the Reconciliation of Non-GAAP Financial Measures. net2phone’s Adjusted EBITDA margin is useful for evaluating current period profitability relative to sales, for comparisons to prior period performance, for forecasting future Adjusted EBITDA levels based on projected levels of sales, and for comparing net2phone’s relative profitability to its competitors and peers.

NRS’ Monthly Average Recurring Revenue per Terminal is calculated by dividing NRS’ recurring revenue as defined above by the average number of active POS terminals during the period. The average number of active POS terminals is calculated by adding the beginning and ending number of active POS terminals during the period and dividing by two. NRS’ recurring revenue divided by the average number of active POS terminals is divided by three when the period is a fiscal quarter. Recurring revenue and Monthly Average Recurring Revenue per Terminal are useful for comparisons of NRS’ revenue and revenue per customer to prior periods and to competitors and others in the market, as well as for forecasting future revenue from the customer base.

BOSS Money transactions are a nonfinancial metric that measures customer usage during a reporting period. BOSS Money’s digital send volume is the aggregate amount of principal remitted by BOSS Money’s digital customers – those using the BOSS Money and BOSS Revolutions apps to originate remittances. Digital send volume is a key metric for evaluating the operational performance of the digital channel of the remittance business, and for comparing the performance of BOSS Money’s digital channel to competitors in the remittance business as well as to performance to other temporal periods.

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